EXHIBIT 10.1

                        INTERCORPORATE SERVICES AGREEMENT

        This INTERCORPORATE SERVICES AGREEMENT (the "Agreement"), effective as of January 1, 2002, amends and supersedes that certain Intercorporate Services Agreement effective as of January 1, 2001 between CONTRAN CORPORATION, a Delaware corporation ("Contran"), and NL INDUSTRIES, INC., a New Jersey corporation ("NL").

                                    Recitals

        A. NL desires to have the services of certain Contran personnel and Contran is willing to provide such services under the terms of this Agreement.

        B. Contran desires to have the services of certain NL personnel and NL is willing to provide such services under the terms of this Agreement.

        C. The costs of maintaining the additional personnel necessary to perform the functions provided for by this Agreement would exceed the amount charged to such party that is contained in the net fee set forth in Section 4 of this Agreement and that the terms of this Agreement are no less favorable to each party than could otherwise be obtained from a third party for comparable services.

        D. Each party desires to continue receiving the services presently provided by the other party and its affiliates and each party is willing to continue to provide such services under the terms of this Agreement.

                                    Agreement

        For and in consideration of the mutual premises, representations and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

        Section 1. Contran Services to be Provided. Contran agrees to make available to NL, upon request, the following services (the "Contran Services") to be rendered by the internal staff of Contran and affiliates of Contran:

               (a)   Consultation   and  assistance  in  the   development   and
        implementation  of  NL's  corporate  business   strategies,   plans  and
        objectives;

               (b) Consultation and assistance in management and conduct of corporate affairs and corporate governance consistent with the charter and bylaws of NL;

               (c) Consultation and assistance in maintenance of financial records and controls, including preparation and review of periodic financial statements and reports to be filed with public and regulatory entities and those required to be prepared for financial institutions or pursuant to indentures and credit agreements;

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               (d)  Consultation  and  assistance  in  cash  management  and  in arranging financing necessary to implement the business plans of NL;

               (e) Consultation and assistance in tax management and administration, including, without limitation, preparation and filing of tax returns, tax reporting, examinations by government authorities and tax planning;

               (f) certain  administration and management  services with respect
        to  NL's  insurance  and  risk  management  needs,  including,   without
        limitation, administration of NL's:

                      (i)    property and casualty insurance program,

                      (ii)   claims management program,

                      (iii)  property loss control program; and

               (g) Such other services as may be requested by NL from time to time.

        Section 2. NL Services to be Provided. NL agrees to make available to Contran, upon request, the following services (the "NL Services," and collectively with the Contran Services, the "Services") to be rendered by the internal staff of NL:

               (a) certain administration and support services with respect to Contran's insurance and risk management needs; and

               (b) Such other services as may be requested by Contran from time to time.

This Agreement does not apply to, and the Services provided for herein do not include, any services that Harold C. Simmons, Glenn R. Simmons or Steven L. Watson may provide to NL in their roles as members of NL's board of directors or any other activity related to such board of directors.

        Section 3. Miscellaneous Services. It is the intent of the parties hereto that each party to this Agreement provide (a "Providing Party") only such Services as are requested by the other party (a "Receiving Party") in connection with routine management, financial and administrative functions related to the ongoing operations of the Receiving Party and not with respect to special projects, including corporate investments, acquisitions and divestitures. The parties hereto contemplate that the Services rendered by a Providing Party in connection with the conduct of each Receiving Party's business will be on a scale compared to that existing on the effective date of this Agreement, adjusted for internal corporate growth or contraction, but not for major corporate acquisitions or divestitures, and that adjustments may be required to the terms of this Agreement in the event of such major corporate acquisitions, divestitures or special projects. Each Receiving Party will continue to bear all other costs required for outside services including, but not limited to, the outside services of attorneys, auditors, trustees, consultants, transfer agents and registrars, and it is expressly understood that each Providing Party assumes no liability for any expenses or services other than those stated in this

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Agreement to be provided by such party.  In addition to the amounts charged to a
Receiving Party for Services provided pursuant to this Agreement, such Receiving Party will pay the Providing Party the amount of out-of-pocket costs incurred by the Providing Party in rendering such Services.

        Section 4. Net Fee for Services. NL agrees to pay to Contran a net annual fee of $1,503,000 payable in quarterly installments of $375,750 each on the first business day of each quarter, commencing as of January 1, 2002, pursuant to this Agreement. In addition to the net annual fee:

               (a) Contran shall credit or pay to NL additional amounts plus all related out-of-pocket costs, all as agreed to by the parties, for all NL Services provided under Subsection 2(b); and

               (b) NL shall credit or pay to Contran additional amounts plus all related out-of-pocket costs, all as agreed to by the parties, for all Contran Services provided under Subsection 1(f).

        Section 5. Original Term. Subject to the provisions of Section 6 hereof, the original term of this Agreement shall be from January 1, 2002 to December 31, 2002.

        Section 6. Extensions. This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification is given by Contran or NL thirty (30) days in advance of the first day of each successive quarter or unless it is superseded by a subsequent written agreement of the parties hereto.

        Section 7. Limitation of Liability. In providing Services hereunder, each Providing Party shall have a duty to act, and to cause its agents to act, in a reasonably prudent manner, but no Providing Party nor any officer, director, employee or agent of such party nor or its affiliates shall be liable to a Receiving Party for any error of judgment or mistake of law or for any loss incurred by the Receiving Party in connection with the matter to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Providing Party.

        Section 8. Indemnification. Each Receiving Party shall indemnify and hold harmless the Providing Party, its affiliates and their respective officers, directors and employees from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and other expenses of litigation) to which such Providing Party or person may become subject arising out of the Services provided by such Providing Party to the Receiving Party hereunder, provided that such indemnity shall not protect any person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on the part of such person.

        Section 9. Confidentiality. Except as otherwise required by applicable law, each of the parties agrees that it will maintain in confidence all confidential information regarding the other party supplied to it in the course of the performance of this Agreement.

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        Section 10. Further Assurances.  Each of the parties will make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as the other party may reasonably request and as may reasonably be required in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

        Section 11. Notices. All communications hereunder shall be in writing and shall be addressed, if intended for Contran, to Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240, Attention: President, or such other address as it shall have furnished to NL in writing, and if intended for NL, to Two Greenspoint Plaza, 16825 Northchase Drive, Suite 1200, Houston, Texas 77060, Attention: President, or such other address as it shall have furnished to Contran in writing.

        Section 12. Amendment and Modification. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated other than by agreement in writing signed by the parties hereto.

        Section 13. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of Contran and NL and their respective successors and assigns, except that neither party may assign its rights under this Agreement without the prior written consent of the other party.

        Section 14. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of Texas.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      CONTRAN CORPORATION


                                      By:/s/ Steven L. Watson
                                         ---------------------------------------
                                             Steven L. Watson
                                             President


                                      NL INDUSTRIES, INC.


                                      By:/s/ Robert D. Hardy
                                         ---------------------------------------
                                             Robert D. Hardy
                                             Vice President


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